TURNER INVESTMENTS, L.P.

                   CODE OF ETHICS AND PERSONAL TRADING POLICY

STANDARDS OF BUSINESS CONDUCT:

Turner Investments, L.P. ("Turner") owes a fiduciary duty to all of its clients. All Turner employees have an affirmative duty of utmost good faith to deal fairly, to act in our clients' best interests at all times, and to make full and fair disclosure of material facts. To fulfill this duty:

     1.   We shall conduct business in a fair, lawful, and ethical manner;

     2. We at all times shall furnish individualized, competent, disinterested, and continuous advice to our clients regarding the sound management of their investments;

     3. We shall develop a reasonable, independent basis for our investment advice;

     4. We shall offer our clients only those pre-approved products/services that have been determined to be appropriate for their specific needs and which provide fair value;

     5. We shall respect and protect the right to privacy of all our clients by keeping all information about clients (including former clients) in strict confidence;

     6. We shall seek to obtain best execution on behalf of each client, and brokers are selected with a view to obtaining best execution. Turner believes that best execution is typically achieved not by negotiating the lowest commission rate, but by seeking to obtain the best overall result (including price, commission rate and other relevant facts) for the client, all as more fully set forth in Turner's Best Execution Policy in its Compliance Manual;

     7. We shall avoid and eliminate all actual or apparent conflicts of interest because we owe our clients undivided loyalty. When a conflict cannot be avoided or eliminated, full and fair disclosure of the conflict shall be made to the parties involved;

     8. Management of Turner shall lead by example, creating an environment encouraging honesty and fair play by all employees in the conduct of his or her duties; and

     9. Management of Turner shall review (and find acceptable) the qualifications, experience and training of all individuals prior to assigning any supervisory responsibilities.

COMPLIANCE WITH FEDERAL SECURITIES LAWS:

Employees must comply with all applicable federal securities laws. Employees shall have and maintain sufficient knowledge of all laws that govern their duties and profession. Compliance with applicable federal securities laws is an essential part of upholding our fiduciary duty to our clients.

Employees are not permitted in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

     1.   To defraud such client in any manner;

     2. To mislead such client, including by making a statement that omits material facts;

     3. To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;

     4.   To engage in any manipulative practice with respect to such client;
          or

     5. To engage in any manipulative practice with respect to securities, including price manipulation.

PREVENTION OF MISUSE OF MATERIAL NONPUBLIC INFORMATION:

To guarantee professional, candid, and confidential relationships to our clients, employees shall maintain the confidentiality of all information entrusted to us by our clients. Material, nonpublic information about Turner's securities recommendations and about client securities holdings and transactions shall not be misused in violation of the Securities Exchange Act of 1934 or the Investment Advisers Act of 1940, or the rules and regulations thereunder. This information is not to be used for personal gain or to be shared with others for their personal benefit.

Turner's policy and procedures for the prevention of insider trading set forth elsewhere in its Compliance Manual are incorporated into this Code of Ethics.

REPORTING OF PERSONAL INVESTMENTS AND TRADING (PERSONAL TRADING
POLICY):

A. Personal investments: An employee should consider himself the beneficial owner of those securities held by him, his spouse, his minor children, a relative who shares his house, or persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

B. Employees are barred from purchasing any securities (to include Common Stock and related Options, Convertible securities, Options, or Futures on Indexes) in which the firm has either a long or short position. If an employee owns a position in any security, he must get written pre-clearance from the Chairman or President to add to or sell the position; pre-clearance of sales of securities may be obtained from the Chief Operating Officer if the Chairman or President is not available. ALL SECURITY TRANSACTIONS (BUY OR SELL) REQUIRE WRITTEN CLEARANCE IN ADVANCE. Approval is good for 48 hours; if a trade has not been executed, subsequent approvals are necessary until the trade is executed. The Exception Committee (including the Chairman, President, and Chief Compliance Officer) must approve any exceptions to this rule.

C. Employees may not purchase initial public offerings. Transactions in private placements/limited partnerships, closed-end funds and exchange traded funds require written pre-clearance. Mutual fund and 529 Plan transactions are excluded from pre-clearance, including open-end exchange traded funds. All mutual funds for which Turner serves as investment adviser or sub-adviser must be reported. Transactions in individual securities in IRAs, and Rollover IRAs that are self-directed (i.e. stocks or bonds, not mutual funds), and ESOP's (employee stock ownership plans) require pre-clearance. Pre-clearance is not required for non-volitional transactions, including automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities over which an employee has no control of the timing of the gift, and transactions that result from corporate action applicable to all similar security holders (such as stock splits, tender offers, mergers, stock dividends, etc.). Non-volitional transactions should be reported. The Exception Committee (including the Chairman, President, and Chief Compliance Officer) must approve any exceptions to this rule.

D. Blackout Restrictions: Employees are subject to the following restrictions when their purchases and sales of securities coincide with trades of Turner Clients (including investment companies):

     1. Purchases and sales within three days FOLLOWING a client trade. Employees are prohibited from purchasing or selling any security within three calendar days after a client transaction in the same (or a related) security. The Exception Committee must approve exceptions. If an employee makes a prohibited transaction without an exception the employee must unwind the transaction and relinquish any gain from the transaction to charity.

     2. Purchases within seven days BEFORE a client purchase. An employee who purchases a security within seven calendar days before a client purchases the same (or a related) security is prohibited from selling the security for a period of six months following the client's trade. The Exception Committee must approve exceptions. If an employee makes a prohibited sale without an exception within the six-month period, the employee must relinquish any gain from the transaction to charity.

     3. Sales within seven days BEFORE a client sale. An employee who sells a security within seven days before a client sells the same (or a related) security must relinquish to charity the difference between the employee's sale price and the client's sale price (assuming the employee's sale price is higher). The Exception Committee must approve exceptions.

     4. These restrictions do not apply to proprietary investment partnerships for which the firm acts as an adviser in which the officers and employees of the adviser have an equity interest of less than 50%.

E. Short Term Trading Rule - Employees may not take PROFITS in any individual security in less than 60 days (includes Options, Convertibles and Futures). If an individual must trade within this period, the Exception Committee must grant approval or the employee must relinquish such profits to charity. The closing of positions at a loss is not prohibited. Options that are out of the money may be exercised in less than 60 days. Turner's proprietary partnerships may take profits in less than 60 days. Mutual fund transactions are excluded from this rule.

F. Reporting: Consistent with the requirements of the Investment Advisers Act of 1940 - Rule 204 and with the provisions of Rule 17j-1 of the Investment Company Act of 1940, all employees are considered access persons and must submit the following:

     1. INITIAL HOLDINGS REPORT - within ten (10) days of hire, all new employees are required to file a signed and dated Initial Holdings Report, setting forth the title, type of security and exchange ticker symbol or CUSIP number, the number of shares, and the principal amount of each covered security in which they have any direct or indirect beneficial ownership; and the name of any broker, dealer, or bank with whom an account is maintained in which any covered securities are held for their direct or indirect benefit. The information must be current as of a date no more than 45 days prior to the date the person becomes an employee.

     2. ANNUAL HOLDINGS REPORT - on an annual basis, all employees are required to file within thirty (30) days of year-end a signed and dated Annual Holdings Report listing all securities beneficially owned as of December 31(st). Within this Report, all employees must list the title and exchange ticker symbol or CUSIP number, the number of shares, and the principal amount of each covered security in which they had any direct or indirect beneficial ownership; and the name of any broker, dealer, or bank with whom an account was maintained in which any covered securities were held for their direct or indirect benefit. The information must be current as of a date no more than 45 days prior to the date the report was submitted.

     3. QUARTERLY TRANSACTION REPORTS - All employees must disclose and certify within ten (10) days following the end of each calendar quarter all transactions they have executed during the preceding calendar quarter, and provide duplicate statements/confirmations. For each transaction, employees are required to report the date of the transaction, the title, type of security, and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each covered security involved; the nature of the transaction (i.e., purchase, sale, or other type of acquisition/disposition); the price at which the transaction was effected; the name of any broker, dealer, or bank through which the transaction was effected; and the date the employee certifies. Statements/confirms are reviewed by one of the firm's Series 24 principals. Transactions in brokerage accounts, IRAs, Rollover IRAs (which are self-directed), ESOPs, private placements, and limited partnerships must all be reported.

     4. ANNUAL CERTIFICATION - All employees are required to certify annually to the Compliance Department that: (i) they have read and understand the Personal Trading Policy/Code of Ethics; (ii) they have complied with all requirements of the Personal Trading Policy/Code of Ethics; and (iii) they have reported all transactions required to be reported under the Personal Trading Policy/Code of Ethics.

     All employees are also required in connection with their reporting to direct their brokers to provide monthly, quarterly and transaction by transaction confirmations of all brokerage account activity separately to Turner's Compliance Department.

G. Violation of the Personal Investments/Code of Ethics policy may result in disciplinary action, up to and including termination of employment.

CFA INSTITUTE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT:

     Turner has incorporated the CFA Institute Code of Ethics and Standards of Professional Conduct into its Code of Ethics. The CFA Institute Code and Standards can be found at:
     http://www.cfainstitute.org/pdf/standards/english_code.pdf

CODE VIOLATIONS AND REPORTING OF CODE VIOLATIONS:

     Violation of the Code of Ethics may result in disciplinary action, up to and including termination of employment.

     Employees shall promptly report any violations of the Code of Ethics to Turner's Chief Compliance Officer. Such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. The sooner the Compliance Department learns of a violation, the sooner Turner can take corrective measures.

ACKNOWLEDGED RECEIPT OF CODE OF ETHICS:

     Turner will make available to all employees a copy of its Code of Ethics and any material amendments. Employees are required to acknowledge, in writing, their receipt of the code and any material amendments.

ANNUAL REVIEW:

     The Chief Compliance Officer will review, at least annually, the adequacy of the Code and the effectiveness of its implementation.

TRADING DISCLOSURES AND HOLDINGS REPORT POLICY

AS YOU ARE AWARE, TURNER MUST COMPLY WITH THE INDUSTRY'S ETHICS RULES. WE MAY HAVE TAKEN A BROADER STANCE THAN OTHER COMPANIES REGARDING TRADING DISCLOSURES AND HOLDINGS REPORTING, BUT IT IS THIS STRICT CODE OF ETHICS AND ATTENTION TO DETAIL THAT HAS MADE TURNER WHAT IT IS TODAY, AN EMPLOYER OF CHOICE AND LEADER WITHIN OUR INDUSTRY.

AS EMPLOYEES OF TURNER, WE AGREE TO ABIDE BY INTERNAL POLICIES AND PROCEDURES. WE MUST BE AWARE THAT QUARTERLY TRADING DISCLOSURES AND HOLDINGS REPORTING IS A REQUIREMENT OF OUR EMPLOYMENT AT TURNER.

IT IS YOUR INDIVIDUAL RESPONSIBILITY TO PROVIDE THIS INFORMATION, WITHIN 10 DAYS OF THE CLOSE OF THE QUARTER END.

WE HOLD SPECIAL APPRECIATION FOR THOSE INDIVIDUALS WHO HAVE COMPLIED STRICTLY AND CONSISTENTLY, AND SUPPORT THEIR GOOD EFFORTS IN THAT REGARD.

WE WILL NOT TOLERATE A VIOLATION OF THIS POLICY; THEREFORE A PENALTY MUST BE SET FOR THOSE WHO CONSCIOUSLY DISREGARD THIS POLICY. ANY EMPLOYEE WHO HAS NOT MET THE REQUIREMENTS OF THE TRADING DISCLOSURES AND HOLDINGS REPORT POLICY AND PROVIDED SUCH INFORMATION TO THE COMPLIANCE DEPARTMENT BY THE CLOSE OF BUSINESS ON THE 10TH DAY AFTER QUARTER END WILL BE SUBJECT TO DISCIPLINARY ACTION. SUCH DISCIPLINARY ACTION MAY INCLUDE A WRITTEN DISCIPLINARY LETTER TO BE INCLUDED IN THE EMPLOYEE'S PERMANENT EMPLOYMENT RECORDS OR A REQUIREMENT THAT THE EMPLOYEE LEAVE THE PREMISES AND STAY AWAY WITHOUT PAY UNTIL THE REPORT HAS BEEN FILED.

FUTURE DISREGARD OF THIS POLICY BY ANY INDIVIDUAL WILL RESULT IN FURTHER DISCIPLINARY ACTION (INCLUDING THE POSSIBILITY OF TERMINATION), THE SEVERITY DEPENDING ON THE LIABILITY SUCH DISREGARD PLACES UPON TURNER, AMONG OTHER FACTORS.

LAST AMENDED: FEBRUARY 1, 2011

                            TURNER INVESTMENTS, L.P.
                           TURNER INTERNATIONAL, LTD.

                     FORM OF QUARTERLY TRANSACTION REPORT*

            TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY
                         BENEFICIALLY ACQUIRED OR SOLD
                         FOR THE QUARTER ENDED ________

EMPLOYEE NAME: ___________________________________________

SUBMISSION DATE: _________________________________________

PLEASE NOTE: Effective in the Second Quarter 2009, all quarterly reporting may be made electronically via the iTrade Examiner web-based system.

SECURITIES TRANSACTIONS -- LIST ALL PURCHASES OR SALES OF SECURITIES (OTHER THAN THE SECURITIES INDICATED ON THE NEXT PAGE) IN THE QUARTERLY PERIOD COVERED BY THIS REPORT.

* NOTE: THIS INCLUDES SECURITY TRANSACTIONS EXECUTED BY YOU, YOUR SPOUSE, YOUR MINOR CHILDREN, A RELATIVE WHO RESIDES WITH YOU, OR PERSONS BY REASON OF
  ANY CONTRACT, ARRANGEMENT, UNDERSTANDING OR RELATIONSHIP THAT PROVIDES YOU OR THEM WITH SOLE OR SHARED VOTING OR INVESTMENT POWER OVER SECURITIES TRANSACTIONS.

-------------------------------------------------------------------------------------------------------------------------------
                       NAME OF ISSUER
                        AND TITLE OF                       PRINCIPAL AMOUNT,
                       SECURITY (WITH                      MATURITY DATE AND       TYPE OF
                         TICKER OR        NO. OF SHARES      INTEREST RATE       TRANSACTION               NAME OF ENTITY
DATE OF TRANSACTION        CUSIP)        (IF APPLICABLE)    (IF APPLICABLE)     (BUY OR SELL)   PRICE    EFFECTING TRANSACTION
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

o See next page for important reporting requirements, including applicable exceptions.

o    If you need additional space, please continue on the back of this Report.

o The reporting of transactions on this form is not considered an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

o If you had no reportable transactions during the quarterly period covered by this Report, PLEASE CHECK HERE. [ ]

2) RELATED QUESTIONS:

Did you report all transactions executed by you, your spouse, your minor children, a relative who resides with you, or persons by reason of any contract, arrangement, understanding or relationship that provides you or them with sole or shared voting or investment power over securities transactions? YES [ ] NO [ ]

Did you purchase a variable annuity or variable life insurance product during the quarterly period covered by this Report? YES [ ] NO [ ]

If so, from whom and when? _____________________________________________________

Did you invest in a 529 Plan during the quarterly period covered by this Report? YES [ ] NO [ ]

If so, from whom and when? _____________________________________________________

3) SECURITIES ACCOUNTS

If you established an account during the quarterly period covered by this Report, please provide the following information:


------------------------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK    DATE ACCOUNT WAS ESTABLISHED    NAME(S) ON AND TYPE OF ACCOUNT
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

o If you did not establish a new securities account during the quarter, PLEASE CHECK HERE. [ ]

4) MUTUAL FUND HOLDINGS

If you invested (bought or sold shares) in an open-end mutual fund advised or sub-advised by Turner Investments, L.P. OTHER THAN through the Turner 401(k) plan, during the quarterly period covered by this Report, please provide the following information:

--------------------------------------------------------------------------------------------
NAME OF FUND         DATE OF TRANSACTION (BUY OR SELL)        NAME(S) ON AND TYPE OF ACCOUNT
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

o If you did not invest in an open-end mutual fund advised or sub-advised by Turner Investments, L. P. oR OTHER THAN through the Turner 401(k) plan, during the quarterly period covered by this Report, PLEASE CHECK HERE. [ ]

5) Securities Transaction Reporting Requirements and Exceptions:

YOU DO NEED TO REPORT TRANSACTIONS IN: STOCKS, MUNICIPAL BONDS, CORPORATE BONDS, CLOSED-END FUNDS, MUTUAL FUNDS FOR WHICH A TURNER ENTITY SERVES AS ADVISER OR SUBADVISER (UNLESS THROUGH TURNER'S 401(K) PLAN), ETFS (INCLUDING SPDRS) AND OPTIONS ON STOCKS AND BONDS.

YOU DO NOT NEED TO REPORT TRANSACTIONS IN: BANKERS' ACCEPTANCES, CERTIFICATES OF DEPOSIT, U.S. GOVERNMENT SECURITIES AND COMMERCIAL PAPER, 529 PLANS AND MUTUAL FUNDS UNLESS A TURNER ENTITY SERVES AS ADVISER OR SUBADVISER OR UNLESS IT IS AN ETF.

By signing this document, I certify that I have included on this Report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

PRINT NAME: ___________________________ SIGNATURE: _____________________________

                            TURNER INVESTMENTS, L.P.

                         PERSONAL TRADING APPROVAL FORM

PLEASE NOTE: Effective in the Second Quarter 2009, all pre-trade approvals may be obtained electronically via the iTrade Examiner web-based system.

--------------------------------------------------------------------------------
Employee Name        Date        Security        Buy/Sell         Quantity
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Approved By:


--------------------------------------------------------------------------------
Name                                                  Date/Time


This approval is valid for 48 hours. If the security in question is not purchased or sold within 48 hours, you must obtain re-approval. (Thomas R. Trala, Jr. or Christopher McHugh may approve if Robert or Mark Turner are not reasonably available.) Please return the original to the Compliance Department immediately.

Distribution:
Original to Compliance File
Copy to Employee

                            TURNER INVESTMENTS, L.P.

         FORM OF CODE OF ETHICS ANNUAL CERTIFICATION FOR ACCESS PERSONS

PLEASE NOTE: EFFECTIVE IN THE SECOND QUARTER 2009, ALL CERTIFICATIONS MAY BE MADE ELECTRONICALLY VIA THE ITRADE EXAMINER WEB-BASED SYSTEM.

CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS: Under Turner's Code of Ethics, all Turner employees are required to certify annually to the Turner Compliance Department that: (i) they have read and understand its Code of Ethics; (ii) they have complied with all requirements of the Code of Ethics; and (iii) they have reported all transactions required to be reported under the Code of Ethics. You must respond to the following questions and then submit this form upon completion to the Compliance Department. If you need to refer to the Code, please see the Compliance Manual located on the employee website, or ask someone in the Compliance Department.

Please read the following statements BEFORE you begin, THEN check the applicable boxes. When you have answered the questions, please submit this completed form to Compliance by the requested date.

PART ONE: (Please check the applicable box.)

--------------------------------------------------------------------------------------------------------------
I hereby certify and understand that I am an Access Person.                                    YES [ ]  NO [ ]
--------------------------------------------------------------------------------------------------------------
I understand that an Access Person should consider himself/herself the beneficial owner of     YES [ ]  NO [ ]
securities held by their spouse, their minor children, a relative who shares their house, or persons by reason of any contract, arrangement, understanding or relationship that provides them with sole or shared voting or investment power.
--------------------------------------------------------------------------------------------------------------

PART TWO: (Please check the applicable box. If you did not have any outside business activities or transactions or gifts to report, please note this at the bottom.)

By answering "YES" to the following statements and submitting this form upon completion to the Compliance Department, I hereby certify that:

--------------------------------------------------------------------------------------------------------------
I have read and I understand Turner's Code of Ethics ("Code"), and I recognize that I am      YES [ ]   NO [ ]
subject to the requirements of the Code.
--------------------------------------------------------------------------------------------------------------
I have reported any outside business activities I am engaged in to the Compliance             YES [ ]   NO [ ]
Department.
--------------------------------------------------------------------------------------------------------------
I have reported to a Turner Compliance Officer all de minimis gifts accepted from clients,    YES [ ]   NO [ ]
vendors, participants, etc. on a Gift Reporting Form.
--------------------------------------------------------------------------------------------------------------
I have notified the Compliance Department of any brokerage accounts I have, and I have        YES [ ]   NO [ ]
reported all securities transactions required to be reported by instructing my broker to provide duplicate transaction confirmations and statements to Compliance.
--------------------------------------------------------------------------------------------------------------
I have obtained written pre-approval for each of my securities trades. I have forwarded the   YES [ ]   NO [ ]
original signed approval form to Compliance where appropriate.
--------------------------------------------------------------------------------------------------------------
I have reported all of my transactions/holdings to the Compliance Department                  YES [ ]   NO [ ]
--------------------------------------------------------------------------------------------------------------

PLEASE NOTE ANY EXCEPTIONS TO THE ABOVE STATEMENTS:


Signature: _____________________________________________ Date: _________________

                            TURNER INVESTMENTS, L.P.
                            INITIAL HOLDINGS REPORT

             EMPLOYEE NAME: ______________________________________

-------------------------------------------------------------------------------------------------------
                             TYPE                NO. OF           FORM HELD            CUSTODIAN/BROKER
SECURITY NAME         (STOCK, MUTUAL FUND)    SHARES HELD    (PHYSICAL, CUSTODIED)     (IF APPLICABLE)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

(Please attach an additional page if more space is required)

Acknowledged                                 Date/Time

------------------------------------------   -----------------------------------

Your current securities holdings are grand fathered, but written pre-clearance is required before you add to, or sell any of these holdings. Please submit this list of all holdings within 10 days of your employment date to the Compliance Department. All future securities transactions (excluding mutual funds and certain other securities as set forth in the Code of Ethics) require written pre-clearance from Bob or Mark Turner, Chris McHugh or Tom Trala.

PLEASE NOTE: Effective in the Second Quarter 2009, all holdings reporting may be made electronically via the iTrade Examiner web-based reporting system.

Distribution:
Original to Compliance File
Copy to Employee

SAMPLE EMPLOYEE DUPLICATE CONFIRM REQUEST LETTER






VIA FIRST CLASS MAIL

[Date]

[Company Name]
[Address 1]
Address 2
[City, State, Zip Code]

Re: RULE 407
    [EMPLOYEE NAME] -- SS# 000-00-000

To Whom It May Concern:

[EMPLOYEE NAME] IS AN EMPLOYEE OF TURNER INVESTMENTS, L.P., A FEDERALLY REGISTERED INVESTMENT ADVISER UNDER THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE "ACT"). HE HAS PERMISSION TO MAINTAIN THE ABOVE-REFERENCED BROKERAGE ACCOUNT AT [COMPANY NAME].

PLEASE SEND DUPLICATE CONFIRMS AND STATEMENTS FOR ANY APPLICABLE ACCOUNTS IN HIS NAME AND OTHER RELATED PERSONS COVERED UNDER THE ACT TO THE ADDRESS BELOW:

     Turner Investments, L.P.
     c/o Compliance Department
     1205 Westlakes Drive, Suite 100
     Berwyn, PA 19312

Please feel free to contact me at (484) 329-2425 if you have any questions or need any information regarding this matter. Thank you.

Very truly yours,

Brian F. McNally
General Counsel and Chief Compliance Officer

cc: Compliance File
    Employee